EXHIBIT 2.3

                    Transfusion Technologies Corporation
                         Consolidated Balance Sheet
                             September 15, 2000

                                                                09/15/2000
                                                                ----------

                                  ASSETS

Current assets:
  Cash and cash equivalents                                   $  9,046,421
  Accounts receivable, net of allowance for
   doubtful accounts of  $34,500 at September 15, 2000
   and December 31, 1999                                           159,279
  Inventory                                                        533,045
  Prepaid and other current assets                                 524,559
                                                              ------------
      Total current assets                                      10,263,304
                                                              ------------

Property and equipment                                           6,264,175
Less accumulated depreciation and amortization                  (3,022,707)
                                                              ------------
  Property and equipment, net                                    3,241,468

Other assets                                                        14,390
                                                              ------------

      Total assets                                              13,519,162
                                                              ------------

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                 340,050
  Accrued expenses                                                 682,552
  Deferred revenues                                              1,666,667
                                                              ------------
      Total current liabilities                                  2,689,269
                                                              ------------
  Mandatorily redeemable preferred stock,
   Series A Convertible                                            365,000
  Mandatorily redeemable preferred stock,
   Series B Convertible                                          4,661,670
  Mandatorily redeemable preferred stock,
   Series C Convertible                                          9,980,108
  Mandatorily redeemable preferred stock,
   Series D Convertible                                         16,118,121
  Mandatorily redeemable preferred stock,
   Series E Convertible                                          6,059,292
  Mandatorily redeemable preferred stock                        12,659,578

Stockholders' equity:
  Common stock                                                       6,359
  Additional paid-in capital                                         8,232
  Accumulated Deficit                                          (39,012,188)
  Accumulated other comprehensive loss                             (16,103)
  Less treasury stock 156 shares at cost at
   September 15, 2000                                                 (176)
                                                              ------------
      Total stockholders' equity                               (39,013,876)
                                                              ------------


      Total liabilities and stockholders' equity              $ 13,519,162
                                                              ------------


                    Transfusion Technologies Corporation
                    Consolidated Statement of Operations
                For the Nine Months Ending September 15, 2000

                                                                   2000
                                                                   ----

Net revenues                                                     2,033,307

Operating expenses:
  Cost of goods sold                                             2,001,874
  Research and development                                       2,944,085
  Selling, General and administrative                            6,343,766
                                                               -----------
      Total operating expenses                                  11,289,725

Operating income (loss)                                         (9,256,418)

Interest income                                                    676,460

Net loss                                                      $ (8,579,958)

                    Transfusion Technologies Corporation
                    Consolidated Statement of Cash Flows
                For the nine months ended September 15, 2000

                                                                   2000
                                                                   ----

Cash flows from operating activities:
  Net loss                                                    $ (8,579,958)
  Adjustments to reconcile net loss to net cash used
   for operating activities:
    Depreciation and amortization                                  699,616
    Changes in assets and liabilities:
      Accounts receivable, net                                     (50,573)
      Inventory                                                    313,105
      Prepaid expenses and other current assets                   (447,871)
      Other assets                                                   3,557
      Accounts payable                                            (340,937)
      Accrued expenses and other current liabilities              (827,739)
                                                              ------------

         Net cash used for operating activities                 (9,230,800)

Cash flows for investing activities:
  Purchases of property and equipment                           (1,843,113)
                                                              ------------

         Net cash used for investing activities                 (1,843,113)
                                                              ------------

Cash flows from financing activities:
  Proceeds from issuance of common stock, net                        8,310
  Buy-back of preferred stock, net                                 (28,126)
  Purchase of treasury stock                                          (176)
                                                              ------------

         Net cash provided from financing activities               (19,992)
                                                              ------------

Currency translation adjustment                                     (4,413)
                                                              ------------

Net increase (decrease) in cash and cash equivalents           (11,098,318)

Cash and equivalents, beginning of period                       20,144,739

Cash and equivalents, end of period                           $  9,046,421
                                                              ============

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